EXHIBIT 99.1

FDA Grants Ceragenix’s Request for
Cerashield™ to be Reviewed as a Device

-Ceragenix to Seek Expedited Review-

Denver, CO, June 14, 2006 — Ceragenix Pharmaceuticals, Inc. today announced that the FDA’s Office of Combination Products (www.fda.gov/oc/combination) in response to the Company’s formal request has determined that Cerashield’s™ primary mode of  action is that of a device and it has been assigned to the FDA’s Center for Devices and Radiologic Health (CDRH) for lead review. The device will be reviewed through the pre-market approval process to confirm reasonable assurance of safety and effectiveness.

Cerashield is intended to be used as an antimicrobial wound dressing to help prevent bacterial colonization and infection at the site of catheter and other indwelling medical device insertions into the body. Cerashield is a highly absorbent foam dressing that contains a novel antimicrobial agent, known as either CSA or Ceragenin. Ceragenins are synthesized aminosterol compounds that mimic or exceed the antimicrobial activity of the naturally occurring antimicrobial peptides that form part of the human body’s innate immune system. In vitro testing has shown that Cerashield retains its efficacy for at least 21 days and is able to eradicate a daily inoculum of one million colony forming units of methicillin resistant staph aureus (MRSA) bacteria within 2 hours. Compared to a comparable commercially available foam based catheter dressing that contains chlorhexidine (a commonly used antiseptic), the Cerashield foam is at least 1,000 times more active at similar time points.

“We are very pleased with this decision from the FDA, as it provides a clear and binding regulatory path for us to follow in the development and potential approval of Cerashield,” said Steven Porter, Chairman and CEO of Ceragenix. “We look forward to working with the FDA in bringing this device to market.”

Implanted medical devices are estimated to cause nearly one million hospital acquired infections annually and 50,000 deaths. The cost of related morbidity and mortality is estimated to be in the billions of dollars. Recent research has shown that the source of many of these infections is the bacteria residing on the patient’s own skin, which is heavily colonized with bacteria in the area surrounding the catheter insertion site. The bacteria attach themselves to catheters and other indwelling devices, form antibiotic resistant biofilms and may cause life-threatening infections when they migrate down the catheter shaft and enter into the body.  Of particular concern is the growing prevalence of MRSA found on the skin of hospitalized patients and the potential for dangerous infections.

Among the highest reported infection and mortality rates for medical device infections is associated with Left Ventricular Assist Devices (LVADs) that are used to provide cardiac support to patients awaiting heart transplants. In the  multicenter REMATCH clinical trial published in the December 2004 issue of The Journal of Heart and Lung Transplaction, the authors found that of 52 patients with LVADs, 20 of them died from sepsis. Sepsis was the most common cause of death in patients with LVADs. The authors concluded that decreasing the incidence and prevalence of infection is imperative for improving the survival of these patients. Steven Porter continued, “We believe that Cerashield may prove effective in reducing the risk of infection in these patients and we plan to seek expedited review for this potential life-saving application.”

Prior to filing of the Cerashield™ pre-market approval application, Ceragenix will request an expedited review by the FDA of the application.

About Ceragenins™

Ceragenins™, or CSAs, are synthetically produced small molecule chemical compounds comprised of a sterol backbone with amino acids and other chemical groups attached to them. These compounds have a net positive charge that is electrostatically attracted to the negatively charged cell membranes of certain viruses, fungi and bacteria. CSAs have a high binding affinity for such membranes (including Lipid A) and are able to rapidly disrupt the target membranes leading to rapid cell death. While CSAs have a mechanism of action that is also seen in antimicrobial peptides, which form part of the body’s innate immune system, they avoid many of the difficulties associated with their use as medicines.

About CERAGENIX

Ceragenix Pharmaceuticals, Inc. (OTCBB: CGXP) is a biopharmaceutical company that discovers, develops and commercializes novel anti-infective drugs based on its proprietary class of compounds, Ceragenins™ (or CSAs). Active against a broad range of gram positive and negative bacteria, these agents are being developed as anti-infective medical device coatings (Ceracides™) and as therapeutics for antibiotic-resistant organisms.

Ceragenix further owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram®. Ceragenix recently received 510K marketing clearance from the U.S. Food and Drug Administration for its EpiCeram® Skin Barrier Emulsion to improve dry skin conditions and to relieve and manage the burning and itching associated with various dermatoses including atopic dermatitis, irritant contact dermatitis, radiation dermatitis, and other dry skin conditions by maintaining a moist wound and skin environment. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities, receiving the necessary marketing clearance approvals from the United States Food and Drug Administration (the “FDA”), successful clinical trials of the Company’s planned products, the ability of the Company to commercialize its planned products, market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular, important factors that could cause actual results to differ materially from our forward-looking statements include general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and these factors may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-KSB to be filed in 2006. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Ceragenix
Steven S. Porter, 720-946-6440
or Robert Stanislaro
Financial Dynamics
(212) 850-5657

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